                                                                     EXHIBIT 2.1

                          SHARE ACQUISITION AGREEMENT

                                  BY AND AMONG

                         CONCENTRIC NETWORK CORPORATION

                         INTERNEX COMMUNICATIONS, INC.

                                      AND

                      INTERNEX INFORMATION SERVICES, INC.



                          DATED AS OF FEBRUARY 1, 1998

                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----

ARTICLE I - PURCHASE AND SALE OF COMPANY CAPITAL STOCK............................  1

     1.1    Purchase and Sale.....................................................  1
     1.2    Closing...............................................................  2
     1.3    No Further Ownership Rights in Shares.................................  2
     1.4    Definitions...........................................................  2
     1.5    Lost, Stolen or Destroyed Certificates................................  4
     1.6    Taking of Necessary Action; Further Action............................  4

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY.............  4

     2.1    Organization of the Company...........................................  4
     2.2    Subsidiaries..........................................................  5
     2.3    Company Capital Structure.............................................  5
     2.4    Authority.............................................................  6
     2.5    No Conflict...........................................................  6
     2.6    Consents..............................................................  6
     2.7    Company Financial Statements..........................................  6
     2.8    No Undisclosed Liabilities............................................  7
     2.9    Customer Retention....................................................  7
     2.10   No Changes............................................................  8
     2.11   Tax Matters........................................................... 10
     2.12   Restrictions on Business Activities................................... 12
     2.13   Title of Properties; Absence of Liens and Encumbrances; Condition
            of Equipment.......................................................... 12
     2.14   Intellectual Property................................................. 13
     2.15   Agreements, Contracts and Commitments................................. 16
     2.16   Interested Party Transactions......................................... 17
     2.17   Governmental Authorization............................................ 18
     2.18   Litigation............................................................ 18
     2.19   Accounts Receivable................................................... 18
     2.20   Minute Books.......................................................... 18
     2.21   Environmental Matters................................................. 18
     2.22   Brokers' and Finders' Fees; Third Party Expenses...................... 19
     2.23   Employee Benefit Plans and Compensation............................... 19
     2.24   Insurance............................................................. 23
     2.25   Compliance with Laws.................................................. 23
     2.26   Warranties; Indemnities............................................... 23
     2.27   Size of Person; No Control Person..................................... 23
     2.28   Complete Copies of Materials.......................................... 23
     2.29   Representations Complete.............................................. 23

                               TABLE OF CONTENTS
                                  (Continued)
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                                                                                 PAGE
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ARTICLE III - REPRESENTATIONS AND WARRANTIES OF BUYER............................  24

     3.1    Organization, Standing and Power.....................................  24
     3.2    Authority............................................................  24
     3.3    No Conflict..........................................................  24
     3.4    Consents.............................................................  24
     3.5    Capital Resources....................................................  24
     3.6    Accredited Investor..................................................  25

ARTICLE IV - CONDUCT PRIOR TO THE CLOSING........................................  25

     4.1    Conduct of Business of the Company...................................  25
     4.2    No Solicitation......................................................  27

ARTICLE V - ADDITIONAL AGREEMENTS................................................  28

     5.1    Ownership of Shares..................................................  28
     5.2    Shareholder Approval.................................................  28
     5.3    Access to Information................................................  28
     5.4    Confidentiality......................................................  28
     5.5    Expenses.............................................................  29
     5.6    Public Disclosure....................................................  29
     5.7    Consents.............................................................  29
     5.8    FIRPTA Compliance....................................................  29
     5.9    Reasonable Efforts...................................................  29
     5.10   Notification of Certain Matters......................................  30
     5.11   Employee Plans.......................................................  30
     5.12   Bonus Pool...........................................................  30
     5.13   Severance Pool.......................................................  30
     5.14   Employee Compensation................................................  30
     5.15   Non-Solicitation Period..............................................  30
     5.16   [Reserved]...........................................................  31
     5.17   Books and Records....................................................  31
     5.18   Net Liabilities......................................................  31
     5.19   Release of Guarantee.................................................  31
     5.20   Tax Returns..........................................................  31
     5.21   Additional Documents and Further Assurances..........................  31

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                  PAGE
                                                                                  ----
ARTICLE VI - CONDITIONS TO THE CLOSING...........................................  32
     6.1    Conditions to Obligations of Seller and the Company..................  32
     6.2    Conditions to the Obligations of Buyer...............................  33

ARTICLE VII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW.................  35

     7.1    Survival of Representations and Warranties...........................  35
     7.2    Escrow Arrangements..................................................  35
     7.3    Escrow Representative................................................  40

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER.................................  41

     8.1    Termination..........................................................  41
     8.2    Effect of Termination................................................  42
     8.3    Amendment............................................................  42
     8.4    Extension; Waiver....................................................  42

ARTICLE IX - GENERAL PROVISIONS..................................................  42

     9.1    Notices..............................................................  42
     9.2    Interpretation.......................................................  44
     9.3    Counterparts.........................................................  44
     9.4    Entire Agreement; Assignment.........................................  44
     9.5    Severability.........................................................  44
     9.6    Other Remedies.......................................................  44
     9.7    Governing Law........................................................  45
     9.8    Rules of Construction................................................  45

                        INDEX OF EXHIBITS


EXHIBIT        DESCRIPTION
-------        -----------

Exhibit A      Form of Legal Opinion of Enterprise Law Group, Inc. (Not
               included)

Exhibit B-1    Form of Noncompetition Agreement (Not included)

Exhibit B-2    Form of Nonsolicitation Agreement (Not included)

Exhibit C      [reserved]

                          SHARE ACQUISITION AGREEMENT


     This SHARE ACQUISITION AGREEMENT (the "Agreement") is made and entered into
                                            ---------
as of February 1, 1998 among Concentric Network Corporation, a Delaware corporation ("Buyer"), InterNex Communications, Inc., a California corporation
              -----
("Seller"), and InterNex Information Services, Inc., a California corporation
  ------
and wholly-owned subsidiary of Seller (the "Company"), and, with respect to
                                            -------
Articles VII and IX, Gloria C. Wahl (the "Escrow Representative") and First
                                          ---------------------
Trust of California, N.A. (the "Escrow Agent").
                                ------------

                                    RECITALS

     A. The Board of Directors of Buyer believes it is in the best interests of Buyer and its shareholders that Buyer acquire all of the outstanding Company Capital Stock (as defined in Section 1.4) (the "Acquisition") and, in
                                                -----------
furtherance thereof, have approved the Acquisition.

     B. The Board of Directors of Seller believes it is in the best interests of Seller and its shareholders that it sell all of the outstanding Company Capital Stock to Buyer.

     C. A portion of the cash otherwise payable by Buyer in connection with the Acquisition shall be placed in escrow by Buyer for the purposes of satisfying damages, losses, expenses and other similar charges which result from breaches of representations, warranties and covenants.

     D. As an inducement for Buyer to consummate the Acquisition, Seller and the Company agree to make certain representations, warranties, covenants and other agreements in connection with the Acquisition.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                   ARTICLE I

                   PURCHASE AND SALE OF COMPANY CAPITAL STOCK

      1.1 Purchase and Sale.  At the Closing (as defined in Section 1.2) and
          -----------------
subject to and upon the terms and conditions of this Agreement, Buyer shall purchase from Seller and Seller shall sell, convey, transfer, assign and deliver to Buyer, free and clear of all liens, encumbrances or other defects of title, all of the outstanding shares of Company Capital Stock (the "Shares"), including
                                                             ------
all property or rights issued by the Company with respect to the Shares.

      1.2 Closing.
          -------

          (a) Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Acquisition (the "Closing") will take place as promptly
                                          -------
as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Buyer and Seller. The date upon which the Closing actually occurs is herein referred to as the "Closing Date."
           ------------

          (b) At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

              (i) certificates representing the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto; and

              (ii) all other documents, agreements, certificates, instruments or writings required to be delivered by Seller or the Shareholders on or prior to the Closing Date pursuant to this Agreement or as may be reasonably requested by any party in order to consummate the transactions contemplated by this Agreement.

          (c) At the Closing, Buyer shall deliver to Seller the following:

              (i) an amount of cash, payable by certified or cashier's check or by wire transfer to an account of Seller designated in writing by Seller and delivered to the Buyer at least two (2) business days prior to the Closing Date, equal to 85% of the Total Consideration; and

              (ii) all other documents, agreements, certificates or writings required to be delivered by Buyer on or prior to the Closing Date pursuant to this Agreement or as may be reasonably requested by any party in order to consummate the transactions contemplated by this Agreement;

          (d) At the Closing, Buyer shall deliver an amount of cash, payable by certified or cashier's check or by wire transfer to the Escrow Agent appointed pursuant to Section 7.2 to be deposited into the Escrow Fund (as defined in
Section 7.2(b)), equal to 15% of the Total Consideration (such sum is hereinafter collectively referred to as the "Escrow Amount").
                                             -------------

      1.3 No Further Ownership Rights in Shares.  All consideration paid in
          -------------------------------------
respect of the surrender for exchange of the Shares in accordance with the terms hereof, shall be deemed to be full satisfaction of all Seller's rights pertaining to such Shares.

      1.4 Definitions.  For all purposes of this Agreement, the following terms
          -----------
shall have the following meanings:

          "Company Capital Stock" shall mean (i) shares of  Company Common
           ---------------------
Stock, (ii) shares of Company Preferred Stock, and (iii) any other capital stock of the Company.

          "Company Common Stock" shall mean all shares of common stock of the
           --------------------
Company, no par value per share.

          "Company Options" shall mean all issued and outstanding options,
           ---------------
warrants and other rights to acquire, purchase or receive shares of Company Capital Stock (whether or not vested).

          "Company Preferred Stock" shall mean all shares of preferred stock of
           -----------------------
the Company, no par value per share.

          "Estimated Balance Sheet" shall mean the estimated unaudited balance
           -----------------------
sheet of the Company dated the Closing Date which shall be (i) prepared in accordance with GAAP (except that such unaudited balance sheet does not contain the footnotes required by GAAP) and prepared in good faith and based on reasonable assumptions and (ii) approved by Buyer, which approval shall not be withheld unreasonably.

          "Estimated Net Liabilities" shall be the amount equal to the total
           -------------------------
liabilities of the Company as determined in accordance with GAAP ("Total
                                                                   -----
Liabilities") minus the current assets of the Company as determined in
-----------
accordance with GAAP ("Current Assets") as reflected in the Estimated Balance
                       --------------
Sheet.

          "Estimated Third Party Expenses" shall mean Third Party Expenses (as
           ------------------------------
defined in Section 5.5) of the Company and the Seller on the Closing Date as estimated by the Company and the Seller in good faith and based on reasonable assumptions.

          "GAAP" shall mean U.S. generally accepted accounting principles
           ----
consistently applied.

          "Knowledge" shall mean the actual knowledge of Gloria C. Wahl after
           ---------
reasonable investigation and the actual knowledge of Martin Levy.

          "Net Liabilities" shall be the amount equal to Total Liabilities minus
           ---------------
Current Assets of the Company.

          "Seller Capital Stock" shall mean (i) all shares of common stock of
           --------------------
Seller, no par value per share, (ii) all shares of preferred stock of Seller, no par value per share, and (iii) any other capital stock of Seller.

          "Shareholder" shall mean each holder of any Seller Capital Stock
           -----------
immediately prior to the Closing.

          "Total Consideration" shall be an amount equal to $16,750,000 minus:
           -------------------
(i) the amount by which the Estimated Net Liabilities (excluding Estimated Third Party Expenses reflected on the Estimated Balance Sheet) exceed $3,250,000 and
(ii) the amount by which Estimated Third Party Expenses exceed $250,000.

          "Total Outstanding Shares" shall be the aggregate number of shares of
           ------------------------
Company Capital Stock outstanding immediately prior to the Closing plus the aggregate number of shares of Company Capital Stock issuable pursuant to Company Options, with or without the passage of time or satisfaction of other conditions, outstanding immediately prior to the Closing.

      1.5 Lost, Stolen or Destroyed Certificates.  In the event any certificates
          --------------------------------------
evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, Buyer shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to Section 1.2;

provided, however, that Buyer may, in its reasonable discretion and as a
--------  -------
condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct against any claim that may be made against Buyer with respect to the certificates alleged to have been lost, stolen or destroyed.

      1.6 Taking of Necessary Action; Further Action.  If, at any time after the
          ------------------------------------------
Closing Date, any such further action is necessary or desirable to carry out the purposes of this Agreement and to ensure that the Company retains full right, title and possession to all of its assets, property, rights, privileges, powers and franchises, Buyer, Seller, the Company, and the officers and directors of Seller and the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF SELLER AND
                                  THE COMPANY

      Each of Seller and the Company hereby, jointly and severally, represents and warrants to Buyer, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by Seller and the Company to Buyer and attached hereto (the

"Disclosure Schedule"), that on the date hereof and as of the Closing as though
--------------------
made at the Closing as follows:

      2.1 Organization of the Company.  The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Material Adverse Effect. For all purposes of this Agreement, the term "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise), results of operations or prospects of the Company taken as a whole ("Material Adverse
                                                          ----------------
Effect").  The Company has delivered a true and correct copy of its Articles of
------
Incorporation and Bylaws, each as amended to date, to Buyer.

Section 2.1 of the Disclosure Schedule lists the directors and officers of the Company. The operations now being conducted by the Company have not been conducted under any other name.

      2.2 Subsidiaries.  The Company does not have, and has never had, any
          ------------
subsidiaries or affiliated companies and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

      2.3 Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of the Company consists of thirty million (30,000,000) shares of authorized Company Common Stock, of which seven million (7,000,000) shares are issued and outstanding as of the date hereof and all of which are held by Seller, and five million (5,000,000) shares of Company Preferred Stock, none of which shares are issued and outstanding as of the date hereof. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound and have been issued in compliance with federal and state securities laws.
There are no declared or accrued unpaid dividends with respect to any shares of the Company's Capital Stock. The Company has no other capital stock authorized, issued or outstanding. There is no outstanding Company Capital Stock which is subject to vesting.

          (b) The Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company, with or without the passage of time or satisfaction of other conditions, to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company.

          (c) Seller is the sole record and beneficial owner of the Shares and the Shares are to be sold pursuant to this Agreement. The Shares are not subject to any Liens (as defined in Section 2.11(b)(vii)) or to any rights of first refusal of any kind, and Seller has not granted any rights to purchase the Shares to any other person or entity. Seller has the sole right to transfer the Shares to Buyer. The Shares constitute all of the Company Capital Stock owned, beneficially or of record, by Seller, and Seller has no other rights to acquire Company Capital Stock. Upon the Closing, (i) Buyer will receive good title to such Shares, subject to no Liens retained, granted or permitted by Seller or the Company, and (ii) Buyer will be the record and sole beneficial owner of all outstanding Company

Capital Stock. Seller has not engaged in any sale or other transfer of any Company Capital Stock in contemplation of the Acquisition.

      2.4 Authority.  Each of Seller and the Company has all requisite power and
          ---------
authority to enter into this Agreement and any Related Agreements (as hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller and the Company, and no further action is required on the part of Seller or the Company to authorize the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement by the Shareholders. This Agreement has been approved by the Board of Directors of Seller and the Company. This Agreement and any Related Agreements to which Seller or the Company is a party have been duly executed and delivered by Seller or the Company, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of Seller and the Company, as the case may be, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The "Related Agreements" shall mean all such ancillary
                          ------------------
agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby.

      2.5 No Conflict.  Except as set forth in Section 2.5 of the Disclosure
          -----------
Schedule, the execution and delivery of this Agreement and any Related Agreements to which Seller or the Company is a party by Seller or the Company, as applicable, do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any
                                                            --------
provision of the Articles of Incorporation and Bylaws of Seller or the Company,
(ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Seller or the Company or any of their respective properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Company or their respective properties or assets.

      2.6 Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any
                                                   -------------------
third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to Seller or the Company in connection with the execution and delivery of this Agreement and any Related Agreements to which Seller or the Company is a party or the consummation of the transactions contemplated hereby and thereby.

      2.7 Company Financial Statements.  Section 2.7 of the Disclosure Schedule
          ----------------------------
sets forth the Company's audited balance sheet as of June 30, 1997 and 1996 and the related audited statements of income and cash flow for the twelve-month periods ended June 30, 1997 and 1996 (the "Year-End Financials") and the Company's unaudited balance sheet as of
      -------------------
December 31, 1997 and the related unaudited statements of income and cash flow for the six months ended December 31, 1997 (the "Interim Financials"). The Year
                                                 ------------------
End Financials include a report of independent auditors with respect thereto, executed by Arthur Andersen LLP. The Year End Financials and Interim Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Interim Financials do not contain all the notes that may be required by GAAP). The Year-End Financials and Interim Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein. The Company's unaudited balance sheet as of December 31, 1997 shall be hereinafter referred to as the "Current Balance Sheet."
        ---------------------

      2.8 No Undisclosed Liabilities.  The Company has no liability,
          --------------------------
indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since December 31, 1997.

      2.9 Customer Retention.
          ------------------

          (a) For purposes of this Agreement, the following terms have the following definitions:

              (i)  "Customer" shall mean each dedicated access, frame relay,
                    --------
T-1, T-3 or co-located hosting customer of the Company; and

              (ii) "Annualized Revenue" with respect to each Customer shall
                    ------------------
mean the amount set forth opposite that Customer's name on Section 2.9(b) of the Disclosure Schedule.

          (b) Section 2.9(b) of the Disclosure Schedule lists (i) the top 100 Customers of the Company as measured by each such Customer's Annualized Revenue, and (ii) the Annualized Revenue from each Customer listed thereon. The Annualized Revenue set forth opposite each Customer's name on Section 2.9(b) of the Disclosure Schedule is equal to the product of (x) twelve (12), multiplied by (y) the revenue accrued by the Company from services provided to such Customer during the one month period ended December 31, 1997. No Customer listed on Section 2.9(b) of the Disclosure Schedule will cease to be a Customer of the Company on or prior to the six month anniversary of the Closing Date unless such cessation is due to one of the following causes (any such cessation not due to one of the causes set forth in subparagraphs (i)-(iv) below is hereinafter referred to as a "Customer Termination"):
                              --------------------

              (i) The Customer is dissatisfied with (A) the quality of customer service received from the Company after the Closing Date and the Company does not remedy such dissatisfaction within thirty (30) days after receiving notification from the Customer of its dissatisfaction or (B) the performance of the Company's network after the Closing Date and the Company does not remedy such dissatisfaction within thirty (30) days after receiving notification from the Customer of its dissatisfaction; provided, however, that Customer's
                                          --------  -------
failure to provide the Company with such thirty (30) day remedy period shall not constitute a Customer Termination if such Customer's dissatisfaction is a result of the Company's network experiencing at least 80% outage (as that term is used in the industry) for seven consecutive working days. For purposes of the preceding sentence, Customer's satisfaction or dissatisfaction with the Company's customer service and network performance and, if applicable, the date on which Customer first notifies the Company of its dissatisfaction shall by determined by Buyer's good faith review of the Company's customer service, network operations, sales and accounting records concerning the Customer created in the ordinary course of the Company's business, which records the Buyer shall use reasonable efforts to cause the Company to keep in good faith. After the Closing, Buyer shall use commercially reasonable efforts to cause the Company to conform to industry standards of customer service, which shall include attempting to give Customers reasonable advance notice of network problems, making reasonable and customary accommodations where appropriate in Buyer's sole judgment, and making reasonable inquiries as to the reasons for a termination.

              (ii) The Customer requests and the Company fails to offer the Customer service rates that are not less than 120% of the average rates in the Customer's market for comparable services as determined by Buyer's good faith estimates based on empirical data available to Buyer.

              (ii) The Company's voluntary termination of providing services to such Customer other than for nonpayment for services delivered which nonpayment has either (A) continued for more than ninety (90) consecutive days after the initial billing date or (B) is due to Customer's financial inability to pay for services delivered by the Company.

              (iv) The Customer's refusal to execute a written service agreement with the Company.

          (c) Except as set forth on Section 2.9(c) of the Disclosure Schedule, the Company has not received notice from any Customer alleging substandard network performance or substandard customer support (any such notice is hereinafter referred to as a "Customer Notice") during the two month period
                              ---------------
prior to the date of this Agreement.

      2.1 No Changes.  Except as set forth in Section 2.10 of the Disclosure
          ----------
Schedule, since December 31, 1997, there has not been, occurred or arisen any:

          (a) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

          (b) capital expenditure or commitment by the Company, exceeding $10,000 individually or $25,000 in the aggregate;

          (c) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

          (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (f) revaluation by the Company of any of its assets;

          (g) declaration, setting aside or payment of a dividend or other distribution with respect to Company Capital Stock or any direct or indirect redemption, purchase or other acquisition by the Company of Company Capital Stock;

          (h) increase in compensation (other than salary) payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company of a bonus or other additional salary or compensation to any such person;

          (i) any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound (excluding (A) any agreement with shared web or ISDN customers of the Company terminable by either such customer or the Company at any time without penalty and entered into in the ordinary course of business and (B) any Company purchase orders not exceeding $10,000 individually and $50,000 in the aggregate entered into in the ordinary course of business) or any termination, extension, amendment or modification the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound (excluding any agreement with shared web or ISDN customers of the Company);

          (j) sale, lease, license or other disposition of any of the assets or properties of the Company (except for sales or other disposition of assets not exceeding $10,000 in the aggregate) or any creation of any security interest in such assets or properties;

          (k) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business and not exceeding $10,000 individually or $25,000 in the aggregate, consistent with past practice;

          (l) waiver or release of any right or claim of the Company including any write-off or other compromise of any account receivable of the Company;

          (m) the commencement or written notice or, to Seller's or the Company's Knowledge, threat or reasonable basis therefor of any lawsuit or, to Seller's or the Company's Knowledge, proceeding or investigation against Seller or the Company or their respective affairs;

          (n) notice of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 2.14) or of infringement by the Company of any other person's Intellectual Property (as defined in Section 2.14);

          (o) issuance or sale, or contract to issue or sell, by the Company of any shares of its capital stock or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing;

          (p) (i) selling or entering into any license agreement with respect to the Company Intellectual Property (as defined in Section 2.13) with any third party, (ii) buying or entering into any license agreement as a licensee with respect to any Intellectual Property (as defined in Section 2.14) of any third party or (iii) change in pricing or royalties set or changed by the Company to its customers or licensees or in pricing or royalties set or changed by persons who have licensed Intellectual Property (as defined in Section 2.14) to the Company;

          (q) any event or condition of any character that has had a Material Adverse Effect on the Company;

          (r) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices; or

          (s) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

     2.11 Tax Matters.
          -----------

          (a) Definition of Taxes.  For the purposes of this Agreement, "Tax"
              -------------------                                        ---
or, collectively, "Taxes", means (i) any and all federal, state, local and
                   -----
foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.
               ----------------------

               (i) As of the Closing, each of Seller and the Company will have prepared and timely filed all federal, state, local and foreign returns, estimates, information statements and reports required to have been filed before the Closing Date ("Returns") relating to any and all Taxes concerning or
                    -------
attributable to Seller or the Company or their respective operations and such Returns are true and correct and have been completed in accordance with applicable law.

               (ii) As of the Closing, each of Seller and the Company (A) will have paid all Taxes it is required to pay and will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, and (B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods covered by the Current Balance Sheet and will not have incurred any liability for Taxes for the period prior to the Closing other than in the ordinary course of business.

               (iii) Neither Seller nor the Company has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against Seller or the Company, nor has Seller or the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company is presently in progress, nor has Seller or the Company been notified of any request for such an audit or other examination.

               (v) Neither Seller nor the Company has any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise.

               (vi) Each of Seller and the Company has made available to Buyer or its legal counsel, copies of all foreign, federal and state income and all state sales and use Returns for Seller or the Company filed for all periods since 1995.

               (vii) There are (and immediately following the Closing there will
be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on
                                                                     -----
the assets of Seller or the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

               (viii) Neither Seller nor the Company has Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of Seller or the Company.

               (ix) None of the Company's assets are treated as "tax-exempt use property", within the meaning of Section 168(h) of the Code.

               (x) As of the Closing, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company as an expense under applicable law other than reimbursements of a reasonable amount of entertainment expenses and other nondeductible expenses that are commonly paid by similarly situated businesses in reasonable amounts.

               (xi) Neither Seller nor the Company is a party to any tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement, other than this Agreement.

               (xii) Neither Seller nor the Company has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Seller or the Company.

               (xiii) Each of Seller's and the Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on Seller's and the Company's respective tax books and records.

               (xiv) Neither Seller nor the Company is, and neither has been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

               (xv)  Seller does not have any liabilities for Taxes.

          (c) Executive Compensation Tax.  There is no contract, agreement, plan
              --------------------------
or arrangement to which either Seller or the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of either Seller or the Company, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

     2.12  Restrictions on Business Activities.  There is no agreement
           -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which Seller or the Company is a party or otherwise binding upon Seller or the Company which has or may have the effect of prohibiting or impairing any business practice of Seller or the Company, any acquisition of property (tangible or intangible) by Seller or the Company or the conduct of business by Seller or the Company. Without limiting the foregoing, neither Seller nor the Company has entered into any agreement under which either Seller or the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.13  Title of Properties; Absence of Liens and Encumbrances; Condition of
           --------------------------------------------------------------------
Equipment.
---------

           (a) The Company does not own any real property, and has never owned any real property. Section 2.13(a) of the Disclosure Schedule sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the monthly base rental payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

           (b) Except as set forth in Section 2.13(b) of the Disclosure Schedule, the Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Current Balance Sheet and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

           (c) Section 2.13(c) of the Disclosure Schedule lists all material items of equipment (the "Equipment") owned or leased by the Company and such
                         ---------
Equipment is, (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

           (d) The Company owns all customer files and other customer information relating to customers of the Company's current and former customers (the "Customer Information"). No person other than the Company possesses any
     ---------------------
claims or rights with respect to use of the Customer Information.

      2.14 Intellectual Property.
           ---------------------

           (a) For the purposes of this Agreement, the following terms have the following definitions:

           "Intellectual Property" shall mean any or all of the following and
            ---------------------
all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Uniform Resource Locators, Web addresses, sites and domain names, and (ix) any similar, corresponding or equivalent rights to any of the foregoing and (x) all documentation related to any of the foregoing.

          "Company Intellectual Property" shall mean any Intellectual Property
           -----------------------------
that is owned by or exclusively licensed to the Company.

          "Registered Intellectual Property" shall mean all United States,
           --------------------------------
international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

          (b) Section 2.14(b) of the Disclosure Schedule lists all Registered Intellectual Property owned by, or filed in the name of, the Company (the

"Company Registered Intellectual Property") and lists any proceedings or actions
-----------------------------------------
before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any
             ---
of the Company Registered Intellectual Property Rights.

          (c) Except as set forth in Section 2.14(c) of the Disclosure Schedule, each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.14(b) of the Disclosure Schedule and all Intellectual Property licensed to the Company, is free and clear of any Liens. The Company (i) is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company and (ii) owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own.

          (d) To the extent that any Intellectual Property has been developed or created by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment.

          (e) Except as set forth in Section 2.14(e) of the Disclosure Schedule, the Company has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other person.

          (f) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the Company's business as it currently is conducted or is currently contemplated by the Company to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of the products, technology and services of the Company (including products, technology or services currently under development).

          (g) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the contracts, licenses and agreements listed in Section 2.14(g) of the Disclosure Schedule include all contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property. No person who has licensed Intellectual Property to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property which has been licensed to the Company.

          (h) Section 2.14(h) of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property of any person other than the Company.

          (i) The operation of the business of the Company as it currently is conducted or is currently contemplated by the Company to be conducted, including but not limited to the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Intellectual Property of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is Seller or the Company aware of any basis therefor).

          (j) Each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

          (k) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to Seller or the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

          (l) To the Knowledge of each of Seller and the Company, no person is infringing or misappropriating any Company Intellectual Property.

          (m) The Company has taken commercially reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees, consultants and contractors of the Company have executed such an agreement.

          (n) No Company Intellectual Property or product, technology or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

          (o) To the Company's and Seller's Knowledge, no (i) product, technology, service or publication of the Company (ii) material published or distributed by the Company or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

          (p) All of the Company's products will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"). The Company's internal computer and technology products
 -------------------
and systems are Year 2000 Compliant.

    2.15  Agreements, Contracts and Commitments.
          -------------------------------------

          (a) Except as set forth in Sections 2.14(g), 2.14(h), 2.15(a) or 2.23 of the Disclosure Schedule, the Company is not a party to nor is it bound by:

              (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

              (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

              (iii) any fidelity or surety bond or completion bond,

              (iv) any lease of personal property having a value individually in excess of $10,000 individually or $25,000 in the aggregate,

          (v)     [reserved],

          (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000 individually or $25,000 in the aggregate,

          (vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

          (viii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit,

          (ix) any purchase order or contract for the purchase of materials involving in excess of $10,000 individually or $25,000 in the aggregate,

          (x)     any construction contracts,

          (xi) any distribution, joint marketing or development agreement, or

          (xii) any other agreement, contract or commitment that involves $10,000 or more or is not cancelable without penalty within thirty (30) days.

      (b) The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it is bound (collectively a "Contract"), nor does Seller or
                                               --------
the Company have Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Acquisition or for such Contracts to remain in effect without modification after the Closing. Following the Closing, the Company will be permitted to exercise all of the Company's rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

      2.16 Interested Party Transactions.  No officer, director or shareholder
           -----------------------------
of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company any goods or services or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.16.

      2.17 Governmental Authorization.  Section 2.17 of the Disclosure Schedule
           --------------------------
accurately lists each consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or assets or
(ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"). The
                                           ----------------------
Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

      2.18 Litigation.  There is no action, suit or proceeding of any nature
           ----------
pending, or, to Seller's or the Company's Knowledge, threatened, against the Company, its properties or any of its officers or directors, nor, to the Knowledge of Seller or the Company, is there any reasonable basis therefor. To Seller's and the Company's Knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors (nor, to the Knowledge of Seller or the Company, is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

      2.19 Accounts Receivable.
           -------------------

          (a) The Company has made available to Buyer a list of all accounts receivable of the Company as of December 31, 1997 along with a range of days elapsed since invoice.

          (b) Except as set forth on Section 2.19(b) of the Disclosure Schedule, all accounts receivable of the Company arose in the ordinary course of business and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet. No person has any Lien on any of the Company's accounts receivable and no request or agreement for deduction or discount has been made with respect to any of accounts receivable.

      2.20 Minute Books.  The minutes of the Company made available to counsel
           ------------
for Buyer are the only minutes of the Company and contain an accurate statement of the actions taken at all meetings of the Board of Directors (or committees thereof) of the Company and its shareholders or actions by written consent since the time of incorporation of the Company.

      2.21 Environmental Matters.
           ---------------------

          (a) Hazardous Material.  Neither Seller nor the Company has:  (i)
              ------------------
operated any underground storage tanks at any property that either Seller or the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office
                                      ------------------
and janitorial supplies properly and safely maintained. No Hazardous Materials are present as a result of the deliberate actions of Seller or the Company or, to Seller's or the Company's Knowledge, as a result of any actions of any other person or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Seller or the Company has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities.  Neither Seller nor the Company
              ------------------------------
has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing, nor has Seller or the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous
                                                                ---------
Materials Activities") in violation of any rule, regulation, treaty or statute
--------------------
promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits.  Each of Seller and the Company currently holds all
              -------
environmental approvals, permits, licenses, clearances and consents (the

"Environmental Permits") necessary for the conduct of its Hazardous Material
----------------------
Activities, respectively, and other businesses of Seller and the Company as such activities and businesses are currently being conducted.

          (d) Environmental Liabilities.  No action, proceeding, revocation
              -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to Seller's or the Company's Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. Neither Seller nor the Company is aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

      2.22 Brokers' and Finders' Fees; Third Party Expenses.  Except as set
           ------------------------------------------------
forth in Section 2.22 of the Disclosure Schedule, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section 2.22 of the Disclosure Schedule sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. The Company's Third Party Expenses (as defined in Section 5.5) shall not exceed the greater of (i) Company's Estimated Third Party Expenses (as defined in Section 1.4) or (ii) $250,000.

      2.23 Employee Benefit Plans and Compensation.
           ---------------------------------------

          (a) For purposes of this Section 2.23, the following terms shall have the meanings set forth below:

              (i) "Affiliate" shall mean any other person or entity under common
                   ---------
control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder.

              (ii) "Employee Plan" shall refer to any plan, program, policy,
                    -------------
practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, deferred compensation, pensions, profit sharing, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, written or otherwise, funded or unfunded and whether or not legally binding, including without limitation, any plan which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability, contingent or otherwise; and

              (iii) "Employee" shall mean any current, former, or retired
                     --------
employee, consultant, officer, or director of the Company or any Affiliate.

              (iv) "Employee Agreement" shall refer to each offer letter or
                    ------------------
employment, severance, consulting or similar agreement or contract between the Company or any Affiliate and any Employee;

          (b) Schedule.  Section 2.23(b) of the Disclosure Schedule contains (i)
              --------
an accurate and complete list of each Employee Plan and each Employee Agreement (other than offer letters), (ii) a schedule of all liabilities, whether or not accrued, under each Employee Plan or Employee Agreement and (iii) a schedule of the current salary of each current employee, consultant, officer or director of the Company. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c) Documents.  The Company has provided to Buyer, (i) correct and
              ---------
complete copies of all documents embodying each Employee Plan and each Employee Agreement including all amendments thereto and copies of all forms of agreement and enrollment used therewith; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Employee Plan or related trust; (iv) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Employee Plan; (v) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Employee Plan; (vi)
                                 ---
if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (vii) all material agreements and contracts relating to each Employee Plan, including but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; and (viii) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company.

          (d) Employee Plan Compliance.  (i) The Company has performed all
              ------------------------
obligations required to be performed by it under each Employee Plan and each Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including ERISA and the Code; (ii) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter with respect to each such Plan from the IRS or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination; (iii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the Knowledge of Seller or the Company threatened or anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (v) each Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to the Company, Buyer, or any Affiliate (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no inquiries or proceedings pending or, to the Knowledge of Seller or the Company threatened by the IRS or DOL with respect to any Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

          (e) Pension Plans.  The Company does not now, nor has it ever,
              -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f) Multiemployer Plans.  At no time has the Company contributed to or
              -------------------
been requested to contribute to any Multiemployer Plan.

          (g) No Post-Employment Obligations.  No Employee Plan provides, or has
              ------------------------------
any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has not represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h) No COBRA Violation.  Neither the Company nor any Affiliate has,
              ------------------
prior to the Closing violated any of the health care continuation requirements of the Consolidated Omnibus Budget

Reconciliation Act of 1985, as amended, or any similar provisions of state law applicable to its employees.

          (i) Effect of Transaction.  The execution of this Agreement and the
              ---------------------
consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (j) Employment Matters.  The Company (i) is in compliance with all
              ------------------
applicable laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees or other persons who by virtue of their activities performed on behalf of the Company may be deemed employees within the meaning of applicable law;
(iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees or other persons who by virtue of their activities performed on behalf of the Company may be deemed employees within the meaning of applicable law (other than routine payments to be made in the normal course of business and consistent with past practice); and (v) does not and shall not have any adverse claims in connection with the termination of any Employee where such Employee was terminated for any reason by the Company or such Employee voluntarily terminated his or her employment with the Company during the three year period prior to the Closing Date.

          (k) Labor.  No work stoppage or labor strike against the Company is
              -----
pending, or to the Knowledge of Seller or the Company, threatened. The Company is not involved in or threatened with any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company or Buyer. The Company has not engaged in any unfair labor practices which could, individually or in the aggregate, directly or indirectly result in a liability to the Company, Buyer, or any Affiliate. The Company is not presently, nor has it in the past, been a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

          (l) No Interference or Conflict.  To the Knowledge of Seller and the
              ---------------------------
Company, no shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgement, decree or order of any court or administrative agency, that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business, will, to Seller's or the Company's Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officer's, directors, employees or consultants is now bound.

          (m) No Severance or Separation Plan.  The Company does not now, nor
              -------------------------------
has it ever, maintained or established any severance or separation plans or programs.

      2.24 Insurance.  Section 2.24 of the Disclosure Schedule lists all
           ---------
insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any Affiliate. There is no claim by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Affiliates are otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither Seller nor the Company has Knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

      2.25 Compliance with Laws.  The Company has complied with, is not in
           --------------------
violation of, and has not received any notices of violation with respect to, any material foreign, federal, state or local statute, law or regulation.

      2.26 Warranties; Indemnities.  Except for the warranties and indemnities
           -----------------------
contained in those contracts and agreements set forth in Section 2.14(h) of the Disclosure Schedule, the Company has not given any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Company.

      2.27 Size of Person; No Control Person.  Seller is the only "ultimate
           ---------------------------------
parent entity" of the Company as defined in 16 C.F.R., Section 801.1, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The Seller is a nonmanufacturer under the HSR Act and the Seller does not and will not at the Closing hold total assets of $10 million or greater. Seller does not hold any assets other than the Shares and cash not in excess of $10,000.

      2.28 Complete Copies of Materials.  The Company has delivered or made
           ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by Buyer or its counsel.

      2.29 Representations Complete.  None of the representations or warranties
           ------------------------
made by Seller or the Company (as modified by the Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by Seller or the Company pursuant to this Agreement contains or will contain at the Closing, any untrue statement of a material fact, or to the Knowledge of the Company and Seller, omits or will omit at the Closing, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading with respect to the business of the Company taken as a whole.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller and the Company that on the date hereof and as of the Closing as though made as of the Closing as follows:

      3.1 Organization, Standing and Power.  Buyer is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

      3.2 Authority.  Buyer has all requisite corporate power and authority to
          ---------
enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligations of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      3.3 No Conflict.  The execution and delivery of this Agreement and any
          -----------
Related Agreements by Buyer do not, and the consummation of the transactions contemplated hereby and thereby will not, result in a Conflict with (i) any provision of the Articles of Incorporation and Bylaws of Buyer, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Buyer or any of its properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets, except where such Conflict will not have an effect that is materially adverse to the business, assets, financial condition or results of operation of Buyer taken as a whole.

      3.4 Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any Governmental Entity or any third party, including a party to any agreement with Buyer (so as not to trigger any Conflict), is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and any Related Agreement to which Buyer is a party or the consummation of the transactions contemplated hereby and thereby.

      3.5 Capital Resources.  Buyer has sufficient liquidity and capital
          -----------------
resources to pay the Total Consideration as of the date of this Agreement and on the Closing Date.

      3.6 Accredited Investor.  Buyer is an accredited investor as that term is
          -------------------
defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.


                                   ARTICLE IV

                          CONDUCT PRIOR TO THE CLOSING

      4.1 Conduct of Business of the Company.  During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Company agrees and Seller agrees to cause the Company (except to the extent that Buyer shall otherwise consent in writing), to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use their reasonable best efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present key employees and preserve the Company's and relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Closing. Seller and the Company shall promptly notify Buyer of any event or occurrence or emergency not in the ordinary course of business of the Company, and any material event involving the Company. Except as expressly contemplated by this Agreement as set forth in Section 4.1 of the Disclosure Schedule, the Company shall not and Seller shall not permit the Company to, without the prior written consent of
Buyer:

          (a) Enter into any license agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity;

          (b) Transfer to any person or entity any rights to the Company Intellectual Property;

          (c) Enter into or amend any Contract pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products or technology of the Company;

          (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

          (e) Commence or settle any litigation;

          (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company Capital Stock or Company Options;

          (g) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it, with or without the passage of time or satisfaction of other conditions, to issue or purchase any such shares or other convertible securities;

          (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

          (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practices;

          (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (l) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement, except in the ordinary course of business and consistent with past practices.

          (m) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof or as otherwise contemplated pursuant to this Agreement;

          (n) Adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees.

          (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (p) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

          (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (r) Enter into any strategic alliance or joint marketing arrangement or agreement;

          (s) Accelerate the vesting schedule of any of the outstanding Company Options or Company Capital Stock;

          (t) Hire employees;

          (u) Terminate employees without obtaining a full written release of the Company satisfactory to the Buyer from such employee or encourage employees to resign; or

          (v) Enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in
Section 2.9 hereof;

              Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (v) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

      4.2 No Solicitation.  Until the earlier of (i) the Closing or (ii) the
          ---------------
date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, neither Seller nor the Company will (nor will Seller or the Company permit any of their officers, directors, agents, representatives or affiliates
to) directly or indirectly, take any of the following actions with any party other than Buyer and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of Seller or the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of the Company Capital Stock (whether or not currently outstanding) or Seller's or the Company's assets, (b) provide information with respect to it to any person, other than Buyer, relating to the possible acquisition of Seller or the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of the Company Capital Stock (whether or not currently outstanding) or Seller's or the Company's assets, or which is not provided in the ordinary course of business consistent with past practices, (c) enter into an agreement with any person, other than Buyer, providing for the acquisition of Seller or the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of the Company Capital Stock (whether or not currently outstanding) (except that Seller may issue shares of its common stock pursuant to the exercise of outstanding stock options) or Seller's or the Company's assets (except that Seller may issue shares of its common stock pursuant to the exercise of outstanding stock options) or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of Seller or the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of the Company Capital Stock (whether or not currently outstanding) or Seller's or the Company's assets by any person, other than by Buyer. In addition to the foregoing, if Seller or the Company receives, prior to the Closing or the termination of this Agreement, any offer, proposal, or request relating to any of the above, Seller or the Company, as applicable, shall immediately notify Buyer thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Buyer may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties that Buyer shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section
4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Buyer may be entitled at law or in equity.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

      5.1 Ownership of Shares. Seller shall not take any action or suffer any
          -------------------
condition that would cause any of the representations or warranties set forth in
Section 2.3(c) at any time through the Closing to be untrue except in connection with the Acquisition contemplated by this Agreement.

      5.2 Shareholder Approval.  Seller shall promptly submit this Agreement and
          --------------------
the transactions contemplated hereby to its Shareholders for approval and adoption as provided by California Law, its Articles of Incorporation and Bylaws. Seller shall use its best efforts to obtain the consent of its Shareholders sufficient to approve the Acquisition and this Agreement and to enable the Closing to occur as soon as possible. The materials submitted to Seller's Shareholders shall include information regarding the Company, the terms of the Acquisition and this Agreement and the recommendation of the Board of Directors of Seller in favor of the Acquisition and this Agreement.

      5.3 Access to Information.  Each of Seller and the Company shall afford
          ---------------------
Buyer and its accountants, counsel and other representatives, reasonable access upon reasonable notice during normal business hours during the period prior to the Closing to (a) all of Seller's and the Company's properties, books, contracts, commitments and records, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Seller and the Company as Buyer may reasonably request and
(c) all key employees of Seller and the Company as identified by Buyer. Each of Seller and the Company agrees to provide to Buyer and its accountants, counsel and other representatives copies of the Company's internal financial statements (including tax returns and supporting documentation) promptly upon request. Buyer shall provide Seller, the Company and Seller's Shareholders with copies of such publicly available information about Buyer as the Company may request and shall provide Seller and the Company with reasonable access to appropriate members of Buyer's management in this regard. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

      5.4 Confidentiality.  Each of the parties hereto hereby agrees that the
          ---------------
information obtained in any investigation pursuant to Section 5.3, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transaction contemplated hereby shall be governed by the terms of the Letter of Intent dated December 31, 1997 by and between the Company and Buyer.

      5.5 Expenses.  Whether or not the Acquisition is consummated, all fees and
          --------
expenses incurred in connection with the Acquisition or the negotiation and effectuation of this Agreement, including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, as well as the fees and expenses of third parties' preparing the consolidated federal, state, local and foreign income tax returns for the tax years ended June 30, 1997 and as of the Closing Date of Seller and the Company ("Third Party Expenses"), shall be the obligation of the respective
               --------------------
party incurring such fees and expenses provided, that, the Company shall pay the
                                       --------  ----
reasonable and documented Third Party Expenses of Seller to the extent that combined reasonable and documented Third Party Expenses of the Company and Seller do not exceed Two Hundred and Fifty Thousand Dollars ($250,000) and;

provided further, that, if the Acquisition is consummated, Seller and the
----------------  ----
Company agree that Buyer will have full recourse to the Escrow Fund (without regard to any deductible) for payment of Third Party Expenses of the Seller and the Company to the extent that they are in amounts in excess of the greater of
(i) Estimated Third Party Expenses (as defined in Section 1.4) or (ii) $250,000.

      5.6 Public Disclosure.  Unless otherwise required by law, prior to the
          -----------------
Closing, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Buyer and provided to Seller prior to release, provided that such approval shall not be unreasonably withheld. Notwithstanding the foregoing, Buyer shall not be prohibited from such disclosures as may be required to comply with applicable securities laws and the rules and regulations of the National Association of Securities Dealers, Inc.

      5.7 Consents.  The Company shall use commercially reasonable efforts to
          --------
obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Acquisition (all of such consents, waivers and approvals are set forth in Sections 2.5 and 2.6 of the Disclosure Schedule) so as to preserve all rights of, and benefits to, the Company thereunder.

      5.8 FIRPTA Compliance.  On the Closing Date, the Company shall deliver to
          -----------------
Buyer a properly executed statement in a form reasonably acceptable to Buyer for purposes of satisfying Buyer's obligations under Treasury Regulation Section 1.1445-2(b).

      5.9 Reasonable Efforts.  Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Buyer shall not be required to agree to any divestiture by Buyer or the Company or any of Buyer's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Buyer or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

      5.10 Notification of Certain Matters. Each of Seller and the Company shall
           -------------------------------
give prompt notice to Buyer of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Seller or the Company, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing and (ii) any failure of Seller or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect any remedies available to the party receiving such notice. No such notice to Buyer shall be deemed to have: (i) amended, modified or supplemented the representations and warranties made in Article II or the several disclosures made in the Disclosure Schedule or Buyer's ability to rely thereon, nor (ii) amended, modified or supplemented the several covenants of the parties to this Agreement and their respective obligations thereunder.

      5.11 Employee Plans. Section 5.11 of the Disclosure Schedule lists the
           --------------
Company's Employee Plans. The Company agrees to terminate its 401(k) plan prior to the Closing

      5.12 Bonus Pool.  Buyer shall make available for the employees of the
           ----------
Company a $600,000 bonus pool (gross amount, prior to payment of taxes) to employees of the Company who remain employees of the Company or Buyer (all of whom shall be at-will employees) following the Closing. Buyer shall determine in its sole discretion (i) the allocation of such bonus pool among Company employees and (ii) the distribution dates on which all or any portion of such bonus pool will be distributed to any such Company employees; provided, that
                                                              --------  ----
each Company employee must remain an employee of the Company or of Buyer on a continuous basis from the Closing through and until any such distribution date to be eligible to receive a distribution from the bonus pool on such date.

     5.13  Severance Pool.
           --------------

          (a) Buyer shall make available to the employee of the Company designated in a separate writing signed by the Buyer and delivered to the Seller at the Closing a $350,000 severance pool (gross amount, prior to payment of taxes) payable to such employees of the Company eight days after the Company has received such employee's resignation from the Company and a release of the Company and Buyer satisfactory to Buyer.

          (b) Buyer shall make available to the several employees of the Company designated in a separate writing signed by the Buyer and delivered to the Seller at the Closing, a $50,000 severance pool (gross amount, prior to payment of taxes) payable to such employees who shall have been terminated prior to the Closing promptly as practicable following the Closing.

     5.14 Employee Compensation.  Each employee of the Company who remains an
          ---------------------
employee of Buyer or the Company after the Closing shall be eligible to receive salary and benefits (such as medical benefits, bonuses, 401(k) and stock options) consistent with Buyer's standard human resource policies.

     5.15 Non-Solicitation Period.  For a period commencing on the Closing Date
          -----------------------
and ending three (3) years after the Closing Date, Seller shall not directly or indirectly solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging any employee of Buyer, the Company or any of their respective subsidiaries, who was an employee of the Company immediately prior to the Closing Date, to terminate his or her employment with Buyer, the Company or any of their respective subsidiaries.

      5.16 [Reserved].
           ----------

      5.17 Books and Records.
           -----------------

           (a) Buyer shall permit Seller, and shall cause the Company to permit Seller, to have reasonable access to the Company's books and records to the extent such access is necessary to enable Seller to complete any necessary tax returns and conclude any review or audit of such return by taxing authorities. Seller shall not disclose any information obtained from such books or records to any person, or use such information for any purpose, other than as necessary to enable Seller to file its tax returns and conclude any review or audit of such returns by taxing authorities.

           (b) Seller shall permit Buyer to have reasonable access to Seller's books and records to the extent such access is necessary to enable Buyer to complete any necessary tax returns of the Company and conclude any review or audit of such return by taxing authorities. Buyer shall not disclose any information obtained from such books or records to any person, or use such information for any purpose, other than as necessary to enable Buyer to file its tax returns and conclude any review or audit of such returns by taxing authorities.

      5.18 Net Liabilities.  Seller and the Company agree that if Net
           ---------------
Liabilities as of the Closing Date exceed Estimated Net Liabilities, Buyer shall be entitled to recover the amount of such excess from the Escrow Fund as a Loss in accordance with the procedures set forth in Section 7.2.

      5.19 Release of Guarantee.  If the Acquisition is consummated, Buyer shall
           --------------------
use commercially reasonable efforts (which may include substitution of Buyer as the guarantor to the extent that such substitution does not trigger any Conflict) to assist Seller in obtaining a release of its obligations under that certain guarantee dated April 4, 1997 executed by Seller in favor of Phoenix Leasing Incorporated ("Phoenix") to secure the obligations of the Company under
                       -------
the Security and Pledge Agreement dated April 4, 1997 between the Company and Phoenix.

      5.20 Tax Returns.  Seller shall file all returns of the Company and
           -----------
Seller related to Taxes for all taxable periods ending on or before the Closing, except for those returns which are not yet due as of the Closing and which Seller shall prepare and file prior to the appropriate due date of such returns, including any extension thereof. Such returns shall be prepared in a matter consistent with applicable law and past practices. Buyer shall be provided with copies of all final returns and supporting documentation.

      5.21 Additional Documents and Further Assurances.  Each party hereto, at
           -------------------------------------------
the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Closing and the transactions contemplated hereby.

                                   ARTICLE VI

                           CONDITIONS TO THE CLOSING

      6.1 Conditions to Obligations of Seller and the Company.  The obligations
          ---------------------------------------------------
of Seller and the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Seller:

          (a) Representations, Warranties and Covenants.  The representations
              -----------------------------------------
and warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of the Closing and Buyer shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Closing.

          (b) No Injunctions or Restraints; Illegality.  No temporary
              ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

          [(c) Reserved]

          (d) Certificate of the Buyer.  Seller shall have been provided with a
              ------------------------
certificate executed on behalf of Buyer by an Executive Vice President to the effect that, as of the Closing:

              (i) all representations and warranties made by Buyer in this Agreement are true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time; and

              (ii) all covenants and obligations of this Agreement to be performed by Buyer on or before the Closing have been so performed in all material respects.

          (e) Bank Loan.  At Closing, Buyer shall repay to Silicon Valley Bank
              ---------
the principal balance and accrued interest due under the Business Loan Agreement dated July 21, 1997 between the Company and such bank to the extent that such amount is accrued for on the Estimated Balance Sheet and does not exceed $250,000.

      6.2 Conditions to the Obligations of Buyer.  The obligation of Buyer to
          --------------------------------------
consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

          (a) Representations, Warranties and Covenants.  The representations
              -----------------------------------------
and warranties of Seller and the Company in this Agreement shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of the Closing and Seller and the Company shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by them as of the Closing.

          (b) No Injunctions or Restraints; Illegality.  No temporary
              ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

          (c) 401(k) Plan.  The Board of Directors of the Company shall have
              -----------
adopted resolutions terminating the Company's 401(k) Plan as of immediately prior to the Closing.

          (d) Governmental Approval.  Approvals from Governmental Entities (if
              ---------------------
any) deemed appropriate or necessary by Buyer shall have been timely obtained.

          (e) Litigation.  There shall be no action, suit, claim or proceeding
              ----------
of any nature pending, or overtly threatened, against Buyer, Seller or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Acquisition or the other transactions contemplated by the terms of this Agreement.

          (f) Claims.  There shall not have occurred any claims (whether or not
              ------
asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a Material Adverse Effect.

          (g) Third Party Consents.  Buyer shall have received all consents,
              --------------------
waivers, approvals, and assignments listed in Sections 2.5 and 2.6 of the Disclosure Schedule.

          (h) Legal Opinion.  Buyer shall have received a legal opinion from
              -------------
Enterprise Law Group, Inc., legal counsel to Seller, substantially in the form of Exhibit A hereto.
   ---------

          (i) No Material Adverse Changes.  There shall not have occurred any
              ---------------------------
material adverse change in the business (including existing products and technology and products or technology currently under development), assets (including intangible assets), results of operations, liabilities

(contingent or accrued) or condition (financial or otherwise) of the Company since the date of this Agreement.

          (j) Noncompetition and Nonsolicitation Agreements.  Each of Kenneth
              ---------------------------------------------
Tai and William Melton shall have executed and delivered to Buyer a Noncompetition Agreement in the form attached hereto as Exhibit B-1, and all
                                                        -----------
such Noncompetition Agreements shall be in full force and effect. Gloria Wahl shall have executed and delivered to Buyer a Nonsolicitation Agreement in the form attached hereto as Exhibit B-2 and such Nonsolicitation Agreement shall be
                        -----------
in full force and effect.

          (k) Estimated Balance Sheet and Expenses.  Buyer shall have received
              ------------------------------------
from the Company at least two (2) business days prior to the Closing Date each of the Estimated Balance Sheet and a written statement of the Estimated Third Party Expenses.

          (l) Release of Bank Security Interest.  Coast Business Credit Company
              ---------------------------------
(the "Bank") shall have agreed in writing in form satisfactory to Buyer to
      ----
release its security interest in the Company's assets promptly upon payment to such Bank of the amounts owed to such Bank under the line of credit between the Company and such Bank.

          (m) Company Directors.  As of the Closing, the Board of the Company
              -----------------
shall consist only of Henry Nothhaft, Michael Anthofer and James Isaacs.

          (n) Shareholder Approval.  Shareholders holding at least fifty-one
              --------------------
percent (51%) of Seller's Capital Stock or any greater percentage required by applicable law or under any agreement involving Seller and its Shareholders shall have approved this Agreement, the Acquisition and the transactions contemplated hereby and thereby.

          (o) Certificate of Seller and the Company.  Buyer shall have been
              -------------------------------------
provided with a certificate executed on behalf of Seller and the Company by their respective Chief Executive Officers to the effect that, as of the Closing:

              (i) all representations and warranties made by Seller and the Company in this Agreement are true and correct in all material respects; and

              (ii) all covenants and obligations of this Agreement to be performed by Seller and the Company on or before such date have been so performed in all material respects.

              (iii) the conditions set forth in Section 6.2 (c), (e), (f),
(g), (i) and (n) have been satisfied.

                                  ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

      7.1 Survival of Representations and Warranties.  Each of Seller's and the
          ------------------------------------------
Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate on the twelve (12) month anniversary of the Closing; provided, however, that: (i) the representations and warranties set forth in Section 2.3(c) shall survive until the expiration of all applicable statutes of limitations, and (ii) the representations and warranties relating or pertaining to any Tax or Returns related to such Tax set forth in
Section 2.11 hereof, shall survive until the expiration of all applicable statutes of limitations, or extensions thereof, governing each Tax or Returns related to such Tax. All of the Buyer's representations and warranties contained herein or in any instrument delivered pursuant to this Agreement shall terminate at the Closing.

      7.2 Escrow Arrangements.
          -------------------

          (a)  [reserved].
                --------

          (b) Escrow Fund.  As partial security for the indemnity provided for
              -----------
in Section 7.2 hereof and by virtue of this Agreement, Buyer shall deposit with the Escrow Agent (as defined below) the Escrow Amount. As soon as practicable after the Closing, the Escrow Amount, without any act of Seller, will be deposited with First Trust of California, National Association (or other institution acceptable to Buyer and the Seller) as Escrow Agent (the "Escrow
                                                                      ------
Agent"), such deposits to constitute an escrow fund (the "Escrow Fund") to be
-----                                                     -----------
governed by the terms set forth herein. The Seller agrees to indemnify and hold Buyer and its officers, directors and affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Buyer,
                             ----                    ------
its officers, directors, or affiliates directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of Seller or the Company contained in this Agreement, (ii) Net Liabilities as of the Closing Date exceeding Estimated Net Liabilities or (iii) any failure by Seller or the Company to perform or comply with any covenant contained in this Agreement; provided that, with respect to any inaccuracy or breach of any representation or
-------- ----
warranty set forth in Section 2.9 as a result of a Customer Termination or Customer Notice, "Loss" shall mean with respect to each such Customer Termination a dollar amount equal to one hundred percent (100%) of the Annualized Revenue for such former Customer less the amount of any revenue earned by the Company with respect to such Customer after the Closing Date. The Escrow Fund shall be available to compensate Buyer and its affiliates for any such Losses. Seller shall not have any right of contribution from the Company with respect to any Loss claimed by Buyer after the Closing. Buyer may not receive any cash from the Escrow Fund unless and until the amount determined to be owed to Buyer pursuant to undisputed Officer's Certificates (as defined in paragraph (e) below) identifying Losses and disputed Officer's Certificates which have been resolved through the arbitration process set forth in Section 7.2(g), which in the aggregate exceed $100,000, have been delivered to the Escrow Agent as provided in paragraph (e) below; provided, however, with respect
                                                 --------  -------
to each of: (i) Third Party Expenses in excess of the greater of (A) Estimated Third Party Expenses or (B) $250,000, (ii) Net Liabilities as of the Closing Date in excess of Estimated

Net Liabilities, and (iii) Losses related to a breach of the representation and warranty set forth in Section 2.23(j) the aforementioned $100,000 threshold shall not be applicable for purposes of claims of Losses against the Escrow Amount.

          (c) Escrow Period; Distribution upon Termination of Escrow Periods.
              --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Closing and shall terminate at 5:00 p.m., P.S.T., on the date thirty (30) days after the twelve (12) month anniversary of the Closing Date (the "Escrow Period"); provided, however, that the Escrow Period shall not
           -------------    --------  -------
terminate with respect to any amount which, in the reasonable judgement of Buyer, subject to the objection of the Escrow Representative and the subsequent arbitration of the matter in the manner provided in Section 7.2(g), is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to Seller the remaining portion of the Escrow Fund not required to satisfy such claims.

          (d)  Protection of Escrow Fund.
               -------------------------

               (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof. The Escrow Fund shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.

               (ii) The Escrow Fund shall be invested in U.S. Treasury bills with maturities of not more than thirty (30) days and any interest paid on such cash portion of the Escrow Fund shall be added to the Escrow Fund and deemed part thereof; provided, that notwithstanding the foregoing, to the extent that
              --------  ----
the Escrow Fund cannot be invested in such U.S. Treasury bills, it shall be placed into a First Bank Business Money Market account. Buyer shall be liable for any Taxes with respect to income earned on the undistributed portion of the Escrow Fund.

          (e) Claims Upon Escrow Fund.  Upon receipt by the Escrow Agent at any
              -----------------------
time on or before the last day of the Escrow Period of a certificate signed by any officer of Buyer (an "Officer's Certificate"): (A) stating that Buyer has
                          ---------------------
paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(f) hereof, deliver to Buyer out of the Escrow Fund, as promptly as practicable, cash held in the Escrow Fund equal to such Losses.

          (f) Objections to Claims.  At the time of delivery of any Officer's
              --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Escrow Representative, and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Buyer of any Escrow Amounts pursuant to Section 7.2(e) hereof unless the Escrow Agent shall have received written authorization from the Escrow Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the cash from the Escrow Fund in accordance with
Section 7.2(e) hereof; provided, however, that no such payment or delivery may
                       --------  -------
be made if the Escrow Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (g) Resolution of Conflicts; Arbitration.
              ------------------------------------

              (i) In case the Escrow Representative shall object in writing to any claim or claims made in any Officer's Certificate within thirty (30) days after delivery of such Officer's Certificate, the Escrow Representative and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Escrow Representative and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute cash from the Escrow Fund in accordance with the terms thereof.

              (ii) If no such agreement can be reached after good faith negotiation, either Buyer or the Escrow Representative may demand arbitration of the matter unless the amount of the damage or Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by binding arbitration conducted by one arbitrator mutually agreeable to Buyer and the Escrow Representative. In the event that within forty-five (45) days after submission of any dispute to arbitration, Buyer and the Escrow Representative cannot mutually agree on one arbitrator, Buyer and the Escrow Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification or that a party or its counsel otherwise unreasonably or unnecessarily delayed the resolution of the matter. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

              (iii) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

          (h) Third-Party Claims.  In the event Buyer becomes aware of a third-
              ------------------
party claim which Buyer reasonably believes may result in a demand against the Escrow Fund, Buyer shall notify the Escrow Representative of such claim, and the Escrow Representative shall be entitled on behalf of Seller, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Buyer shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the consent of the
                       --------  -------
Escrow Representative, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim against the Escrow Fund. In the event that the Escrow Representative has consented to any such settlement, Seller shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Buyer against the Escrow Fund with respect to such settlement.

          (i)  Escrow Agent's Duties.
               ---------------------

               (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Buyer and the Escrow Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

               (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

          (v) In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (a) any act or failure to act made or omitted in good faith, or (b) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with performing the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

          (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Amounts held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

          (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter other than arising out of its negligence or willful misconduct.

          (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the Buyer and the Escrow Representative; provided, however, that no such resignation shall become effective until the
--------  -------
appointment of a successor escrow agent which shall be accomplished as follows: the Buyer and the Escrow Representative shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement. Any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom the Escrow Agent may transfer a substantial amount of its Global Escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

          (j) Fees.  All fees of the Escrow Agent for performance of its duties
              ----
hereunder shall be paid by Buyer in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation.

      7.3 Escrow Representative.
          ---------------------

          (a) The Seller hereby appoints Gloria C. Wahl as its agent and attorney-in-fact (the "Escrow Representative"), for and on behalf of Seller, to
                       ---------------------
give and receive notices and communications, to authorize payment to Buyer of cash from the Escrow Fund in satisfaction of claims by Buyer, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Escrow Representative for the accomplishment of the foregoing. Such agency may be changed by Seller from time to time upon not less than fifteen (15) days prior written notice to Buyer. No bond shall be required of the Escrow Representative, and any compensation the Escrow Representative receives for his or her services shall be paid by the Seller. Notices or communications to or from the Escrow Representative shall constitute notice to or from Seller.

          (b) The Escrow Representative shall not be liable for any act done or omitted hereunder as the Escrow Representative while acting in good faith and in the exercise of reasonable judgment. Seller shall indemnify the Escrow Representative and hold the Escrow Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Escrow Representative and arising out of or in connection with the acceptance or administration of the Escrow Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Escrow Representative on behalf of the Seller or to advise the Escrow Representative as to his or her duties under this Agreement. After all claims for Losses by Buyer set forth in Officer's Certificates delivered to the Escrow Agent and the Escrow Representative have been satisfied, or reserved against or resolved in Seller's favor, the Escrow Representative, with the consent of Seller, may recover from the Escrow Fund at the end of the Escrow Period payments not yet paid for any expenses incurred in connection with the Escrow Representative's representation hereby.

          (c) A decision, act, consent or instruction of the Escrow Representative shall constitute a decision of Seller and shall be final, binding and conclusive upon the Seller; and the Escrow Agent and Buyer may rely upon any such decision, act, consent or instruction of the Escrow Representative as being the decision, act, consent or instruction of the Seller. The Escrow Agent and Buyer are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Escrow Representative.


                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

      8.1 Termination.  Except as provided in Section 8.2, this Agreement may be
          -----------
terminated and the Acquisition abandoned at any time prior to the Closing:

          (a) by mutual agreement of the Company and Buyer;

          (b) by Buyer, Seller or the Company if: (i) the Acquisition has not occurred by February 6, 1998; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

          (c) by Buyer if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity, which would: (i) prohibit Buyer's ownership or operation of any portion of the business of the Company or (ii) compel Buyer or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Buyer as a result of the Acquisition;

          (d) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or Seller and such breach has not been cured within ten (10) calendar days after written notice to the Company and Seller; provided, however, that, no
                                                     --------  -------
cure period shall be required for a breach which by its nature cannot be cured;

          (e) by Seller or the Company if neither Seller nor the Company is in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and such breach has not been cured within ten (10) calendar days after written notice to Buyer; provided, however, that no cure period shall be required for a breach which by
--------  -------
its nature cannot be cured;

          (f) by Buyer if an event having a Material Adverse Effect shall have occurred after the date of this Agreement.

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

      8.2 Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer, Seller or the Company or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that, the provisions of Sections 5.3, 5.4 and 5.5,
Article IX and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement.

      8.3 Amendment.  This Agreement may be amended by the parties hereto at any
          ---------
time by execution of an instrument in writing signed on behalf of each of the parties hereto.

      8.4 Extension; Waiver.  At any time prior to the Closing, Buyer, on the
          -----------------
one hand, and Seller, and the Company, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1 Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by certified or express mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however,
                                                           --------  -------
that notices sent by mail will not be deemed given until received:

          (a) if to Buyer at any time or to the Company after the Closing, to:

               Concentric Network Corporation
               10590 Tantau Avenue
               Cupertino, California  95014
               Attention: Michael Anthofer
               Telephone No.: (408) 342-2800
               Facsimile No: (408) 342-2876

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304
               Attention:  David J. Segre, Esq.
               Telephone No.: (650) 493-9300
               Facsimile No.: (650) 493-6811

          (b) if to Seller or the Company before the Closing, to:

               InterNex Communications, Inc.
               2302 Walsh Avenue
               Santa Clara, CA 95051
               Telephone No.: (408) 496-5467
               Facsimile No.: (408) 235-7963
               Attention: Gloria C. Wahl

               with a copy to:

               Enterprise Law Group, Inc.
               Menlo Oaks Corporate Center
               4400 Bohannon Drive, Suite 280
               Menlo Park, California 94025
               Telephone No.: (650) 462-4700
               Facsimile No.: (650) 462-4747
               Attention: Nelson D. Crandall, Esq./Wayland M. Brill, Esq.

          (c) If to Seller or the Escrow Representative after the Closing, to:

               1130 Tournament Drive
               Hillsborough, California  94010
               Telephone No: (650) 578-9329
               Facsimile No.: (650) 574-1870
               Attention: Gloria C. Wahl

               with a copy to:

               Enterprise Law Group, Inc.
               Menlo Oaks Corporate Center
               4400 Bohannon Drive, Suite 280
               Menlo Park, California 94025
               Telephone No.: (650) 462-4700
               Facsimile No.: (650) 462-4747
               Attention: Nelson D. Crandall, Esq./Wayland M. Brill, Esq.

          (d)  If to the Escrow Agent, to:

               First Trust of California, N.A.
               One California Street, 4th Floor
               San Francisco, CA 94111
               Telephone No: (415) 273-4532
               Facsimile No.: (415) 273-4593
               Attention: Ann Gadsby

     9.2  Interpretation.  The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.3 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      9.4 Entire Agreement; Assignment.  This Agreement, the Exhibits hereto,
          ----------------------------
the Disclosure Schedule, the Nondisclosure Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof;
(b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, except that Buyer may assign its rights and delegate its obligations hereunder to its affiliates as long as Buyer remains ultimately liable for all of Buyer's obligations hereunder.

      9.5 Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      9.6 Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      9.7 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

      9.8 Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Buyer, Seller, the Company, the Escrow Agent and the Escrow Representative have caused this Agreement to be signed, all as of the date first written above.


CONCENTRIC NETWORK                        INTERNEX COMMUNICATIONS, INC.
 CORPORATION


By: /s/ Henry R. Nothhaft                 By: /s/ Gloria C. Wahl
    _______________________                   _________________________
    Henry R. Nothhaft                         Gloria C. Wahl
    President and Chief Executive Officer     President and
                                              Chief Executive Officer


INTERNEX INFORMATION SERVICES,            ESCROW REPRESENTATIVE:
  INC.


By: /s/ Gloria C. Wahl                    By: /s/ Gloria C. Wahl
    _______________________                   _________________________
    Gloria C. Wahl                            GLORIA C. WAHL
    President and Chief
    Executive Officer



ESCROW AGENT:


By: /s/
   __________________________

Name:________________________

Title:_______________________



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